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EXHIBIT  10.8


                             FIRST AMENDMENT TO THE
                       ALAN G. BRANT CONSULTING AGREEMENT
                               DATED APRIL 1, 1985


               WHEREAS, Alan G. Brant ("Executive") entered into a Consulting Agreement with The Second National Bank of Warren (the "Bank") as of April 1, 1985; and

               WHEREAS, such Consulting Agreement was assigned to Second Bancorp, Incorporated (the "Company") on February 10, 1987; and

               WHEREAS, the Executive continues to be an employee of both the Bank and the Company; and

               WHEREAS, the Executive and the Company have determined that the agreement should be amended and extended as a result of the change in the term of employment of the Executive.

               NOW, THEREFORE, be it resolved that the Alan G. Brant Consulting Agreement made as of April 1, 1985, be and the same hereby is amended as follows:

               1. The entire Consulting Agreement shall be amended by changing the meaning of the term "the Bank" to mean "the Bank or the Company" where necessary.

               2. Paragraph 1.3, "Discharge for Cause", shall be amended to read as follows:

               "1.3 'Discharge for Cause' shall mean the termination of Executive's employment with the Corporation or Bank due to
                      (i) Executive's conviction of either a felony involving moral turpitude or any crime in connection with his employment; or (ii) actions by Executive as an executive officer which are prohibited or contrary to law, or contrary to the best interests of the Corporation or Bank; or (iii) Executive's willful failure to take actions permitted or required by law and necessary to implement policies of the Board which the Board has communicated to him in writing; or (iv) Executive's continued failure to attend to his duties as an executive officer as set forth in his Employment Agreement; or (v) any condition which either resulted from Executive's habitual drunkenness or addiction to narcotics, or resulted from any intentionally self-inflicted injury."



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               3. Paragraph 4, "Termination Within One Year After Change in
Control", shall be amended to read as follows:

               "4. Termination Within One Year After Change in Control. In the event that (i) the employment of Executive with the Bank or the Company (as the case may be) is terminated by the Bank (or the Company) within one year after a Change in Control occurs, and at such Change in Control Executive is less than sixty-seven (67) years old, or (ii) Executive shall, subsequent to a Change in Control, resign from his employment with the Bank (or the Company) within one year after such Change in Control, and if said resignation occurs when Executive is less than sixty-seven (67) years old, then the Bank (or the Company) shall retain Executive, and Executive shall serve the Bank (or the Company), as a management consultant for a period commencing upon termination and continuing until March 31, 1999 (the 'Consulting Period')."

               4. Paragraph 11, "Termination", shall be amended to read as follows:

               "11. Termination. This Agreement shall terminate on March 31, 1999, unless extended by mutual consent of the parties hereto, subject to the provisions of sections 2, 3, and 4 of this Agreement."

               IN WITNESS WHEREOF, Alan G. Brant and Second Bancorp, Incorporated, by its duly authorized officer, have caused this First Amendment to the Alan G. Brant Consulting Agreement to be executed this _____ day of __________________, 1995, but effective as of April 1, 1995.


Signed and acknowledged
in the presence of:


---------------------------------           ------------------------------------
                                                   Alan G. Brant
                                                   SECOND BANCORP, INCORPORATED



                                            By:
---------------------------------              ---------------------------------

                                                        Its
                                                            --------------------



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